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                       SMITH & COMPANY
                A PROFESSIONAL CORPORATION OF
                 CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:                          10 WEST 100 SOUTH, SUITE 700
AMERICAN INSTITUTE OF                SALT LAKE CITY, UTAH 84101
  CERTIFIED PUBLIC ACCOUNTANTS       TELEPHONE: (801) 575-8297
UTAH ASSOCIATION OF                  FACSIMILE: (801) 575-8306
  CERTIFIED PUBLIC ACCOUNTANTS       E-MAIL: smith&co@smithandcocpa.com
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November 10, 1999

SECPS Letter File
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, Northwest
Washington, DC 20549

RE: MW Medical, Inc. - SEC File No. 001-14297

Ladies and Gentlemen:

We have read Item 4 of the 8-K dated November 9, 1999  for MW
Medical, Inc.  and agree with the statements contained therein.


Very truly yours,


Smith & Company


By:_/s William R. Denney \s\ William R. Denney
                         ---------------------
    William R. Denney